                                                                 Exhibit 10.10

                                 INFLOW, INC.
                        DATA CENTER SERVICES AGREEMENT

     This Data Center Services Agreement ("Agreement") is made and entered on this 31st day of August 1998 ("Effective Date") by and between Inflow, Inc. ("INFLOW"), a Delaware corporation with a principal place of business at 1860 Lincoln Street #305, Denver, CO 80295 and VERIO Rocky Mountain, Inc. ("Customer"), a Colorado corporation with a principal place of business at 8005
S. Chester Street, Suite 200, Englewood, CO 80112

     WHEREAS, INFLOW provides co-location services in the telecommunications market and desires to provide Customer with facilities in which to connect their equipment to telecommunication networks; and

     WHEREAS, Customer desires to receive such services;

     NOW, THEREFORE, the parties hereto agree as follows:

1.   SERVICES.

     Subject to the terms and conditions of this Agreement, during the term of this Agreement, INFLOW will provide to Customer the Data Center Services described in Exhibit A hereto. As part of the Data Center Services, INFLOW shall perform services that support the overall operation of the Data Centers, including janitorial services, environmental systems maintenance and power plant maintenance at no additional charge to Customer.

2.   FEES AND BILLING

     a. Fees. Customer will pay INFLOW all Fees listed in Exhibit A for the Data Center Services provided.

     b. Billing Commencement. Billing for Data Center Services, other than Setup Fees indicated in Exhibit A, shall commence on the date the Customer Equipment (i.e., Customer's computer hardware and other tangible equipment, as identified in Exhibit B hereto) is placed in INFLOW's data center and is deemed by Customer to be operational. In the event that Customer orders additional Data Center Services, billing for such services shall commence on the date INFLOW first provides such additional Data Center Services to Customer or as otherwise agreed to by Customer and INFLOW.

     c. Billing and Payment Terms. Customer will be billed monthly in arrears for Data Center Services, and payment of such fees will be due within thirty
(30) days of receipt by Customer of each INFLOW invoice. All payments will be made in U.S. dollars. Late payments of any amounts owing hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower.

3.   CUSTOMER'S OBLIGATIONS

     a. Compliance with Law and Rules and Regulations. Customer will comply at all times with all applicable laws and regulations and INFLOW's general rules and regulations relating to its provision of Data Center Services, as provided by INFLOW to Customer and updated by INFLOW from time to time ("Rules and Regulations"). Customer acknowledges that INFLOW exercises no control whatsoever over the content of information passing through its sites containing the Customer Area and equipment and facilities used by INFLOW to provide Data Center Services (" Data Centers"), and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

     b. Customer's Costs. Customer agrees that it will be solely responsible, and at INFLOW's request will reimburse INFLOW, for all costs and expenses (other than those included as part of the Data Center Services and except as otherwise expressly provided herein) that it incurs at Customer's written request in connection with this Agreement.

     c. Access and Security. Unless expressly authorized pursuant to the prior written consent of INFLOW, Customer's access to the Data Centers will be limited solely to the individuals identified and authorized by Customer to have access to the Data Centers and the Customer Area in accordance with this Agreement, as identified in a list to be maintained by INFLOW for this purpose. While in an INFLOW Data Center, Customer's employees and representatives shall comply at all times with INFLOW's security and safety procedures, including without limitation, sign-in, identification and escort requirements. INFLOW may refuse entry to, or require the departure of, any person who is disorderly or who has failed to comply with INFLOW's procedures and requirements after being notified of them.

     d.   No Competitive Services. [Intentionally Deleted]

     e. Interconnection. Unless expressly authorized pursuant to the prior written consent of INFLOW, Customer shall not interconnect its equipment with equipment or services of other entities within an INFLOW data center apart from interconnection of Customer's equipment to the network services of a LEC or IXC within the data center premises. If Customer should interconnect its equipment with the equipment or services to any entity within an INFLOW data center without obtaining the written consent of INFLOW, Customer shall be in breach of this Agreement and INFLOW may immediately terminate this Agreement and require Customer to promptly remove its equipment.

     f. Damage Prevention. Customers employees and representatives shall refrain from using any facilities, equipment, tools, materials, apparatus, or methods that, in INFLOW's sole reasonable judgment, might cause damage to INFLOW's Data Centers or otherwise interfere with INFLOW operations. INFLOW reserves the right to take any reasonable action to prevent harm to the services, personnel or property of INFLOW (and its affiliates, vendors, and Customers).

     g. Safeguarding of Tools. Customers may bring small tools and portable test equipment into an INFLOW Data Center. Customer shall be responsible for the care and safeguarding of all such tools and test equipment. Apart from the Customer Equipment and equipment which is necessary to repair or replace the licensed equipment, Customer may not bring any other equipment, material, or apparatus into an INFLOW Data Center without INFLOW's prior written consent, which consent shall not unreasonably be withheld. In particular, and without limiting the foregoing, Customer may not bring into INFLOW's Data Center any of the following: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, and similar equipment and materials.

     h. Inspection. INFLOW and its designees, who must be employees of INFLOW, contractors of INFLOW or property management personnel bound to observe appropriate confidentiality and security obligations to protect Customer's confidential information and Customer's proprietary rights in Customer's Equipment, may inspect or observe Customer's Equipment at any time for the sole purpose of ensuring Customer's compliance with the terms of this Agreement, provided that no such inspection or observation shall interfere with the normal operation of the Customer Equipment in accordance with this Agreement. If the Customer equipment is in a security enclosure, Customer shall furnish INFLOW with the appropriate keys or information needed to enter the enclosure. INFLOW will use its best effort to notify Customer prior to entering the enclosure.

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4.   INSURANCE

     a. Minimum Levels. Customer will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than five hundred thousand dollars ($500,000) per occurrence; (iii) workers' compensation insurance in an amount not less than that required by applicable law; and (iv) all risk casualty insurance covering Customer's Equipment in the amount of their full replacement value. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

     During the term of this agreement, INFLOW shall maintain public liability insurance covering the INFLOW premises in the building and insuring against all hazards and risks customarily insured against by persons operating data centers.

     b. Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish INFLOW with certificates of insurance which evidence the minimum levels of insurance set forth above. Customer shall provide INFLOW at least thirty (30) days advance written notice of any termination, cancellation, or material change in coverage.

     c. Self-insurance Option. With INFLOW's prior written consent, which shall not be unreasonably withheld, Customer may elect to self-insure in lieu of obtaining any of the insurance required by this section. If Customer self-insures, Customer shall release, indemnify, defend and hold INFLOW (and INFLOW's affiliates and personnel) harmless against all losses, costs (including reasonable attorney's fees), damages, and liabilities resulting from claims (including without limitation claims alleging negligence or breach of contract by INFLOW or INFLOW's affiliates or personnel) that would have been within the scope of such insurance had Customer not elected to self-insure.

5.   CONFIDENTIAL INFORMATION

     a. Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by the Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

     b. Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is rightfully known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party as evidenced by documents in the receiving party's possession prior to the disclosure of the Confidential Information; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly form a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party as evidenced by documents in the receiving party's possession prior to the disclosure of the Confidential Information.

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6.   REPRESENTATIONS AND WARRANTIES

     a.    Warranties by Customer

           i. Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement.

           ii. Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Data Center Services (collectively, "Customer's Business") do not as of the Installation Date, and will not during the term of this Agreement knowingly be operated in any manner that would violate any applicable law or regulation.

           iii. Rules and Regulations. Customer has read the Rules and Regulations as at the date of this Agreement and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

           iv. Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, INFLOW will have the right immediately, in INFLOW's sole discretion, to suspend any related Data Center Services if deemed reasonably necessary by INFLOW to prevent any harm to INFLOW and its business.

     b.    Warranties and Disclaimers by INFLOW

           i. Service Level Agreement. INFLOW's warranty for providing data center services to Customer is identified in Exhibit C. THIS WARRANTY DOES NOT APPLY TO ANY DATA CENTER SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY. THIS SECTION STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY INFLOW TO PROVIDE DATA CENTER SERVICES.

           ii. No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (i) IMMEDIATELY ABOVE, THE DATA CENTER SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE DATA CENTER SERVICES IS AT ITS OWN RISK. INFLOW DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. INFLOW DOES NOT WARRANT THAT THE DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

           iii. Disclosure of Actions Caused by and/or Under the Control of Third Party. INFLOW'S NETWORK SERVICES BEYOND ITS DATA CENTER PREMISES ARE PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH INFLOW'S CUSTOMERS' CONNECTIONS TO TELECOMMUNICATION NETWORKS (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH INFLOW WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, INFLOW CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, INFLOW DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

7.   LIMITATIONS OF LIABILITY

     a. Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSONS VISITING INFLOW'S DATA CENTERS DOES SO AT ITS OWN RISK AND INFLOW ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN INFLOW'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

     b. Damage to Customer Equipment or Business. INFLOW ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS RELATING TO, CUSTOMER'S BUSINESS RESULTING FROM ANY CAUSE WHATSOEVER APART FROM INFLOW'S GROSS NEGLIGENCE OR WILLFUL ACTS. CERTAIN CUSTOMER EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT, MAY BE DIRECTLY ACCESSIBLE BY OTHER CUSTOMERS. INFLOW ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN INFLOW'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT INFLOW IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT.

     c. Exclusions. APART FROM A CLAIM ARISING UNDER SECTION 5 HEREOF IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ANY REPRESENTATIVE OF THE OTHER PARTY, OR ANY THIRD PARTY FOR ANY, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF REVENUE, LOST PROFITS, LOSS OF DATA, OR INTERRUPTION OF LOSS OF USE OF SERVICE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     d. Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO INFLOW HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

     e. Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that INFLOW has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

8.   INDEMNIFICATION.

     a. INFLOW's Indemnification of Customer. INFLOW will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Customer alleging (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business or Customer Equipment) and (ii) personal injury to Customer's Representative from INFLOW's gross negligence or willful misconduct.

     b.    Customer's Indemnification of INFLOW

           Customer will indemnify, defend and hold INFLOW, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought by or against INFLOW, its affiliates or customers alleging: (i) with respect to the Customer's Business; (A) infringement or misappropriation of any intellectual property rights; (B) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (C) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (ii) any damage or destruction to the Customer Area, the Data Centers or the equipment of INFLOW or any other customer by Customer or Customer's Representative(s) or Customer's designees; or (iii) any other damage arising from the Customer Equipment or Customer's Business apart from damage caused by the negligence of INFLOW.

     c. Notice. Each party will provide the other party prompt written notice of the existence of any such event of which and when it becomes aware, and an opportunity to participate in the defense thereof.

9.   TERM AND TERMINATION

     a. The term of this Agreement shall commence on the Effective Date and continue for an initial term of one (1) year from the Effective Date. At the expiration of this initial term, this Agreement shall automatically renew for successive terms of one (1) year subject to Customer's acceptance of INFLOWs then current Fees, unless notice of non-renewal is sent by either party no less than ninety (90) days before expiration of the term. INFLOW shall not increase its fees by more than 7% from one term to the next.

     b. INFLOW may terminate this Agreement upon written notice: (i) for any material breach of this Agreement, which Customer fails to cure within thirty
(30) days following written notice by INFLOW of such breach; or (ii) upon Customer's insolvency or liquidation as a result of which Customer ceases to do business for a continuous period of at least three (3) months. Customer may terminate this Agreement upon written notice: (i) for any material breach of this Agreement which INFLOW fails to cure within thirty (30) days following written notice by Customer of such breach; or (ii) upon INFLOW's insolvency or liquidation as a, result of which INFLOW ceases to do business for a continuous period of at least three (3) months.

10.  OTHER PROVISIONS

     a. Non-Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the above, this Agreement may not be assigned in whole or in part by a party, without the written consent of the other party, which shall not be unreasonably withheld, provided however that either party may assign this Agreement without prior consent to any subsidiary, parent, affiliated company , or pursuant to any reorganization or merger of its business, or pursuant to any sale or transfer of all or substantially all of its assets. Any assignment in violation of this paragraph shall be null and void.

     b. Independent Contractors. The parties shall have the status of independent contractors, and nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, or partners or in a joint venture.

     c. Non-Waiver. Failure of either party to enforce any of its rights hereunder shall not be deemed to constitute a waiver of its future enforcement of such rights or any other rights.

     d. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable under present or future laws, such item shall be struck from the Agreement; however, such invalidity or enforceability shall not affect the remaining provisions or conditions of this Agreement. The parties shall remain legally bound by the remaining terms of this Agreement, and shall strive to reform the Agreement in a manner consistent with the original intent of the parties.

     e. Force Majeure. Either party shall be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war or other unanticipated occurrences or problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

     f. Arbitration. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, shall be finally settled by binding arbitration in Colorado under the Rules of Arbitration of the American Arbitration Association by an arbitrator appointed in accordance with those rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for equitable relief without breach of this arbitration provision.

     g. Integration. This Agreement and the Exhibits attached hereto, all of which are incorporated into this Agreement by reference, expresses the complete and final understanding of the parties with respect to the subject matter hereof, and supersedes all prior communications between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement shall be binding upon the parties hereto, unless evidenced by a writing duly signed by authorized representatives of the respective parties hereto.

     h. Notices. Any required notices hereunder shall be given in writing by certified mail or overnight express delivery service (such as DHL) at the address of each party below, or to such other address as either party may from time to time substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

If to INFLOW:                        If to Customer:

Art Zeile                            Doug Schneider
INFLOW Inc.                          VERIO Colorado
1860 Lincoln Street, Suite 305       8005 S. Chester Street, Suite 200
Denver, CO 80295                     Englewood, CO 80112

AGREED AND ACCEPTED:

INFLOW, INC.                         VERIO Colorado

By: /s/ Arthur H. Zeile              By: /s/ Doug Schneider
   -------------------------            -----------------------------
     (Authorized Signature)              (Authorized Signature)

Name:   Arthur H. Zeile              Name:   Doug Schneider
     -----------------------             ----------------------------
Title:  President                    Title:  President
      ----------------------               --------------------------


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

                                   EXHIBIT A
                                   ---------

                      SERVICES PROVIDED AND FEE SCHEDULE

Services & Fees

INFLOW grants Customer a license to install its equipment in INFLOW's Data Center. Customer may use the space only for the purposes of installing, maintaining and operating its equipment. Customer has not been granted any real property interests in INFLOW's premises. INFLOW will provide the following services:

1.   Installation Services

     a. Cabinet Installation. In conjunction with Customer's representatives INFLOW shall install equipment in Customer-supplied cabinets and connect equipment to building ground, electrical power circuits and telephony cabling in support of Customer's use of Data Center Services. Equipment shall not place a load upon the floor of INFLOW's data center which exceeds 100 pounds per square foot.

     b.    Network Installation. [Intentionally Deleted]

2.   Colocation Services

     a. Cabinet Space. INFLOW shall provide a conditioned environment including adequate UPS and generator-protected electricity, air conditioning and humidification for seven (7) Customer cabinets to be installed in locations that are numbered T7, U7, V7, W7, X7, Y7, Z7 according to INFLOW's numbering scheme for the Data Center no later than 15 September 1998 at INFLOW's Denver data center.

     b. Right of First Refusal. Customer shall have a right of first refusal for additional cabinet locations as follows. Initially, Customer shall have a right of first refusal for the five (5) cabinet locations that are numbered 07, P7, Q7, R7, S7 according, to INFLOW's numbering scheme for the Data Center. Customer's right of first refusal for each individual cabinet location shall be for a term of eighteen (18) months. If INFLOW desires to make available to another customer a cabinet location subject to Customer's right of first refusal, INFLOW shall notify Customer of such desire in writing. If Customer chooses to exercise its right of first refusal for such cabinet location, Customer shall give written notice to INFLOW within ten (10) business days after Customer's receipt of INFLOW's notice. Customer shall immediately thereafter become obligated for full payment for such cabinet location, at the same price as Customer then pays for its other cabinet locations under this Agreement. If Customer does not notify INFLOW within the time period required above, then Customer's right of first refusal for such cabinet location will terminate and INFLOW shall have no further obligation whatsoever to Customer with respect thereto. Upon Customer's exercise of its right of first refusal for any cabinet location, if and only if an additional cabinet location remains available in the Data Center for offer to new customers, then an additional cabinet location shall become subject to Customer's right of first refusal under the terms set forth above, so that Customer shall continue to have a right of first refusal on the same total number of cabinets as existed prior to such exercise. Customer shall identify the additional available cabinet location by notice to INFLOW given no later than ten days after such exercise. If Customer fails to identify an additional cabinet location as required above, INFLOW shall have the right to identify such additional cabinet location for Customer and will provide notice of the same to Customer.

     c. Amperage. INFLOW shall provide one 20 amp (UPS and generator-protected) AC or DC electrical circuit for each Customer cabinet.

     d. LEC Access. Local Exchange Carrier (LEC) service shall not be provided by INFLOW. The On-Time Provisioning, Network Availability, and Network Time to Restore portions of the Service Level Agreement found in Exhibit C do not apply to this Data Center Services Agreement.

     e. IXC Access. InterExchange Carrier (IXC) service shall not be provided by INFLOW. The On-Time Provisioning, Network Availability, and Network Time to Restore portions of the Service Level Agreement found in Exhibit C do not apply to this Data Center Services Agreement.

     f. Technical Support. Based upon Customer's written instructions, INFLOW shall provide first level maintenance of Customer equipment including: monitoring for faults, replacement of faulty plug in type cards using spares provided by Customer, power-cycling of equipment, and fault isolation, logging and Customer notification based on pre-defined plans.

3. Fees

Fees for Data Center Services provided to Customer are identified below:

                   Service                       Fee

          (1a) Cabinet Installation               *
          (1b) Network Installation               *
          (2a) Cabinet Space                      *
          (2b) Right of First Refusal             *
          (2b) Amperage                           *
          (2c) LEC Access                         *
          (2d) IXC Access                         *
          (2e) Technical Support                  *

4.   Additional Conditions

INFLOW shall not provide data center services to Rocky Mountain Internet, its parent or subsidiary organizations, for the period extending to 1 May 1999 without the written consent of Customer.

* CONFIDENTIAL TREATMENT REQUESTED FOR THESE PROVISIONS.

                                   EXHIBIT B
                                   ---------

                              CUSTOMER EQUIPMENT


                 1.  US Robotics Sportsters Modem (Quantity 2)
                 2.  Cisco 2511 Router (Quantity = 2)
                 3.  Ascend MAX
                 4.  Cabletron FN 100 Ethernet Switch
                 5.  Cisco 7507
                 6.  Compaq Proliant 85OR
                 7.  Video Switch
                 8.  Dell Monitor and Keyboard
                 9.  APC Power Switch
                 10. Bay Switch 303
                 11. Dell Optiplex Server
                 12. Sun Ultra 1 (Quantity 3)
                 13. Sun Sparc 5 (Quantity = 2)
                 14. DLT 4700 Tape Drive
                 15. ICG Feeder Patch Panel
                 16. MFS Feeder Patch Panel
                 17. US West Feeder Patch Panel
                 18. Cisco 3810 DSL
                 19. Bay 350T
                 20. Livingston Post Master (Quantity 4)
                 21. Hendry 8 port 48vdc Fuse Panel
                 22. Kentrox T 1 Chassis (Quantity= 3)
                 23. Cisco 7513

                                   EXHIBIT C
                                   ---------

                            SERVICE LEVEL AGREEMENT


INFLOW's Service Level Agreement defines the performance criteria to which INFLOW will be held accountable, reporting methods and compensation in the event that performance levels are not met. Performance levels have been established for On-Time provisioning, network availability, power availability, and network time to restore.


On-Time Provisioning
--------------------

(Intentionally Deleted]


Network Availability
--------------------

[Intentionally Deleted]


Power Availability
------------------

Performance Criteria: Power shall be continuously available 100% of the time to Customer's cabinet interface each month provided however that INFLOW shall be allowed a maximum of five (5) minutes of power system maintenance per month. INFLOW maintenance activities are not intended to disrupt power service. This service level does not apply to Customer owned/provided equipment in a Cabinet.

Reporting Methods: INFLOW shall provide the Customer a report the start time, stop time and duration of power outages within 15 calendar days of the end of each month. The power availability rate shall be calculated based on dividing the total amount of time without power outages by the total amount of time in the month.

Compensation: In the event that INFLOW fails to meet the power availability service level, INFLOW shall credit Customer's bill in the amount equal to 100% of one month's power usage charge for the cabinet(s) involved.


Network Time to Restore
-----------------------

(Intentionally Deleted]